Exhibit 99.1

•
• JDA Software and Manugistics	Contact Information
• JOINT NEWS RELEASE	at End of Release
•

JDA Software to Acquire Manugistics
•	JDA’s Largest Acquisition Will Create a Definitive Market Leader with more than 5,550 customers, Offering an Unparalleled Supply/Demand Chain Optimization Solution that Spans from Manufacturer’s Plant to Consumer

•	Combined Company’s Revenues to Exceed $390 million across Multiple Vertically Connected Markets

•	Substantial Synergies: Net Cost Savings of Combined Operations of $25 to $30 million

•	Leading Private Equity Investor Thoma Cressey Equity Partners to Invest $50 Million in JDA Software
SCOTTSDALE, Ariz. and ROCKVILLE, Md. – April 24, 2006 – JDA® Software Group Inc. (Nasdaq:JDAS) and Manugistics Group, Inc. (Nasdaq: MANU) today announced the signing of a definitive agreement for JDA to acquire all of the outstanding equity of Manugistics, a leading global provider of synchronized supply chain and revenue management solutions for approximately $211 million in cash, or $2.50 per share. By combining the two companies, JDA will establish a unique competitive position as the market-leading, vertically focused solutions provider to the global demand chain: manufacturers, wholesalers, distributors and retailers. Based on each company’s latest fiscal year results, the combined company would have had annual revenues in excess of $390 million and should benefit from significant recurring revenues with more than $170 million of annual maintenance revenue.
     According to JDA CEO Hamish Brewer, the Manugistics acquisition will create new sales opportunities for JDA and Manugistics throughout the demand chain.
     “No other software company will be able to offer a similar breadth and depth of solutions to the very large, vertically focused demand chain market,” commented Brewer. “This deal is as close to a perfect match as you can get for an acquisition of this size. Only JDA can bring the product, market and industry leadership proposition that will position Manugistics for a new era of growth. Manugistics brings advanced new optimization solutions to JDA’s retail customers and substantially expands JDA’s presence with consumer goods manufacturers and wholesalers. This combination translates into substantial synergies that will transform JDA’s earnings power over time,” said Brewer, who will serve as CEO of the combined company.
     “After extensive due diligence, we believe that merging with JDA is the best path forward for all of our stakeholders,” commented Manugistics CEO Joe Cowan. “By joining with JDA we can ensure that our customers will be able to count on a supply chain leader with the financial strength to extend and enhance our best of breed solutions and services globally. We look forward to being part of a financially sound company with a solid balance sheet and proven business model.”
Thoma Cressey Equity Partners to Invest $50 Million in JDA Software
     JDA’s track record of successfully integrating sophisticated enterprise software companies has attracted the endorsement and financial backing of Thoma Cressey, an experienced enterprise software investor with approximately $2 billion in equity under management. In connection with this transaction, Thoma Cressey plans to invest $50 million in JDA Software in the form of convertible preferred stock based on the average price of JDA’s stock for three days following this announcement and subject to a minimum stock price of $11.75 and a maximum stock price of $15.75. This investment will close concurrent with, and is contingent upon, the closing of the Manugistics transaction.
     “JDA has an impressive history of transforming enterprise software companies into profitable businesses in the demand chain industry by staying focused on execution, profitability and cash generation,” said Orlando Bravo, managing partner at Thoma Cressey, who will join JDA’s Board of Directors.
     “JDA’s combination with Manugistics has promising long-term growth potential and first rate operating metrics while providing the market with a real alternative to the generalist horizontal providers,” added Bravo.
Snapshot of Combined Company
     By combining JDA and Manugistics, the resulting company will have significantly improved operating leverage and a strong financial position. The synergies in operations, general, administrative and infrastructure resulting from this combination are expected to produce annual cost savings of $25 to $30 million dollars within the first twelve months after closing.
     “JDA will finance this acquisition by taking on a moderate amount of debt, which is the best approach to avoid equity dilution and maximize shareholder value,” commented Kris Magnuson, JDA’s executive vice president and chief financial officer who will retain her position post acquisition. “Two lenders, Citigroup and UBS Investment Bank, are financing a portion of the purchase price.”

($ in Millions)	JDAS	Manugistics	Combined
	(TTM ended	(fiscal year ended	Company
	March 31, 2006)	February 28, 2006) *Preliminary unaudited Results	(Before Synergies)
Revenues:
Software	$55.4	$26.6 to $27.6	$82.0 to 83.0
Maintenance	86.4	$86.1 to $86.6	$172.5 to 173.0
Services	71.6	$61.5 to $62.5	$133.1 to $134.1
TOTAL REVENUES	$213.4	$174.2 to $176.7	$387.6 to $390.1

Operating Inc. (loss)	$1.9	$(9.5) to $(11.5)	$(7.6) to $(9.6)
Net Income (loss)	$6.7	$(12.0) to $(14.0)	$(5.3) to $(7.3)
Cash Flow from Ops	$19.8	$14.0 to $15.0	$33.8 to $34.8
EBITDA(1)	$30.0	$20.0	$50.0

Employees	1,055	761	1,820
Customers	4,900+	800+	5,550

     (1) See attached reconciliation of Non-GAAP measures of Performance.
Terms of the Transaction
     The transaction equity value is approximately $211 million or $2.50 per share for the shareholders of Manugistics. In addition to both companies’ existing cash at closing and the $50 million investment from Thoma Cressey, JDA has received a commitment from Citigroup Global Markets and UBS Investment Bank to finance the cash consideration for the acquisition, to retire Manugistics’ existing debt and to provide for the ongoing working capital and general corporate needs of JDA. The commitment provides for up to $175 million in term loans and up to $50 million in revolving loans on customary terms and conditions.
     Completion of the merger, which is expected to close in the second or third quarter of calendar year 2006, is subject to the approval of Manugistics stockholders, expiration or termination of the applicable Hart-Scott-Rodino waiting periods, and other regulatory and customary conditions.
     With regard to this transaction Citigroup, the leading global financial services company, is acting as exclusive financial advisor to JDA; Lehman Brothers, an innovator in global finance, is acting as financial advisor to Manugistics; and UBS, a worldwide financial services firm, is acting as financial advisor to Thoma Cressey
Conference Call and Webcast Information Today’s Announcements
     JDA will host a conference call and Webcast at 4:45 pm Eastern today to discuss the pending acquisition of Manugistics and its first quarter 2006 earnings results. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA Software Group First Quarter 2006 Earnings Release Conference Call.” A replay of the conference call will begin Monday,

April 24, 2006 at 6:45 pm (Eastern) and will end on May 24, 2006 at 12:00 pm (Eastern). You can hear the replay by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using pin number 7194044.
     To participate in the live Webcast of the call, which will include a presentation, visit the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00002F09. A replay of the Webcast will be available approximately ten minutes after the conclusion of the event.
About Manugistics (Pre Acquisition)
     Manugistics powers the synchronized supply chain. Clients depend on Manugistics to position them one step ahead of demand. With Manugistics’ unparalleled supply chain and revenue management solutions, clients achieve improved forecast and inventory accuracy and leverage industry leading pricing and yield management solutions to maximize profits while ensuring optimum supply for constantly changing demand. Its clients include industry leaders such as Boeing, Canadian Tire, Cingular, Circuit City, Coca-Cola Bottling, Coty International, DHL, Diageo, Dixons, DuPont, Eurostar Group Ltd., Georgia-Pacific, Great North Eastern Railway (GNER), Harley-Davidson, Harrah’s Entertainment, H.J. Heinz, L.L. Bean, Limited Brands, Kraft Foods, Marriott, McCormick, Nestle, RadioShack, The Scotts Company, Sears, Roebuck & Co., Sinotrans, Unilever and Wickes Building Supplies. For more information, visit www.manugistics.com.
About JDA Software Group, Inc. (Pre Acquisition)
     JDA® Software Group, Inc. (Nasdaq:JDAS) is the global leader in helping more than 4,900 retail, manufacturing and wholesale customers in 60 countries realize real demand chain results. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing the JDA Portfolio® suite of demand chain solutions. JDA Portfolio software enables high performance planning, promoting, flowing, pricing, managing and selling of finished goods from the supplier warehouse to the consumer. With offices in major cities around the world, JDA employs the industry’s most experienced demand chain experts to develop, deliver and support its solutions. For more information, visit www.jda.com, email info@jda.com or call 1-800-479-7382.
“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
     This press release contains certain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 about JDA Software Group, Inc. (“JDA”), Manugistics Group, Inc. (“Manugistics”) and the combined company after completion of the transactions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These statements include, but are not limited to, statements related to the benefits and synergies of the transaction between JDA and Manugistics and the future financial performance of the combined company. These forward-looking statements are based on information available to JDA and Manugistics as of the date of this press release, current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties are difficult to predict and generally beyond the control of JDA and Manugistics, including: the requirement that Manugistics’ stockholders must approve the transaction; the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by JDA and Manugistics; the variable demand and competitive landscape in the market for the companies’ products; the reaction to customers of both companies to the transaction; JDA’s ability to successfully integrate Manugistics’ operations and employees; and the costs associated with the transaction and JDA’s ability to manage its expenses following the closing. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in JDA’s Annual Report on Form 10-K as filed with the SEC on March 16, 2006 and Manugistics’ Annual Report on Form 10-K as filed with the SEC on June 28, 2005 and Quarterly Report on Form 10-Q for the third quarter ended November 30, 2005 as filed with the SEC on January 9, 2006. These forward-looking statements should not be relied upon as representing JDA’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.
Caution Required by Certain SEC Rules
     In connection with the proposed transaction, Manugistics has agreed to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement soliciting approval for the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters. Investors and stockholders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will be mailed to the stockholders of Manugistics. Investors and security holders may obtain fee copies of this document (when it is available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by going to Manugistics’ Investor Relations page on its corporate website at www.manugistics.com.
     Manugistics and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Manugistics in connection with the transaction described herein. Information regarding the special interests of Manugistics’ directors and executive officers will be included in the Proxy Statement described above. Additional information regarding these directors and executive officers is also set forth in Manugistics’ proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on June 28, 2005 and Annual Report on Form 10-K filed with the SEC on March 16, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov. Manugistics’ filings are available free of charge on Manugistics’ corporate website at www.manugistics.com on its investor relations page or by telephone as listed below.
     JDA may be deemed to have participated in the solicitation of proxies from the stockholders of Manugistics in favor of the proposed transaction described herein. Information regarding JDA’s directors and executive officers is set forth in JDA’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2006 and Annual Report on Form 10-K filed with the SEC on March 16, 2005 These documents are available free of charge at the SEC’s web site at www.sec.gov. JDA’s filings are available free of charge on JDA’s corporate website at www.jda.com on its investor relations page or by telephone as listed below.
JDA Investor Relations Contact:
Kris Magnuson, EVP/CFO
480-308-3000
JDA Public Relations Contact:
Maureen N. Tuskai, Sr. Director, Corporate Communications
m.tuskai@jda.com
480-308-3233
Manugistics Public Relations Contact
Sheila Blackwell, Vice President, Communications & Marketing
sblackwell@manu.com
301-255-5486
Manugistics Investor Relations Contact
Nate Wallace, Vice President, Investor Relations
nate@manu.com
301-255-5059

NON-GAAP MEASURES OF PERFORMANCE
(in millions)

	JDAS	Manugistics	Combined
	(TTM Ended	(Fiscal year ended	Company (Before
	March 31, 2006)	February 28, 2006) *Preliminary unaudited Results	Synergies)

ADJUSTED EBITDA (Earnings before interest, taxes, depreciation and amortization)

Net Income (Loss) (GAAP BASIS)	$6.7	$(12.0) to $(14.0)	$(5.3) to $(7.3)

Add back:
Income tax provision (benefit)	(1.8)	(3.0) to (4.0)	(4.8) to (5.8)
Depreciation and amortization	17.3	27.0 to 28.0	44.3 to 45.3
Restructuring charges	.9	3.0 to 4.0	3.9 to 4.9
Impairment of Goodwill	9.7	—	9.7
Impairment of Intangibles	.2	3.0 to 4.0	3.2 to 4.2
Deduct:
Other Income (expense)	(3.0)	5.0 to 6.0	2.0 to 3.0
Capitalized R&D Expense	—	(3.0) to (4.0)	(3.0) to (4.0)

ADJUSTED EBITDA	$30.0	$20.0	$50.0